Registration No. 333-05972

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 3

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

COLT TELECOM GROUP PLC

(Exact name of registrant as specified in its charter)

_______________________

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Beaufort House

15 St. Botolph Street

London EC3A 7QN, England

+44 (0)20 7390 3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

The Prentice-Hall Corporation System, Inc.

80 State Street

Albany, New York 12207

(518) 433-4740

(Name, address, including zip code, telephone number, including area code, of agent for service)

_____________________

Copy to:

Karen L. Linsley, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

_____________________

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF ORDINARY SHARES

This Registration Statement relates to the ordinary shares of COLT Telecom Group plc (“COLT”) issuable upon the exercise of ten-year warrants to purchase ordinary shares (the “Warrants”) issued by COLT on December 17, 1996. This Post-Effective Amendment is being filed by COLT to deregister all ordinary shares registered pursuant to the Registration Statement but remaining unissued as of the date this Post-Effective Amendment No. 3 is filed. All of the outstanding Warrants have been exercised or cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, COLT has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 13, 2006.

COLT TELECOM GROUP PLC

By: /s/ Antony Bates

Antony Bates

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of June 13 , 2006.

/s/ Barry Bateman	/s/ Timothy T. Hilton
Barry Bateman	Timothy T. Hilton
Chairman of Board of Directors	Non-Executive Director and
Non-Executive Director	Authorized U.S. Representative

/s/ Antony Bates
Andreas Barth	Antony Bates
Non-Executive Director	Chief Financial Officer and Executive Director
(Principal Accounting and Financial Officer)

/s/ Vincenzo Damiani	/s/ Jean –Yves Charlier
Vincenzo Damiani	Jean –Yves Charlier
Non-Executive Director	Chief Executive Officer
President and Executive Director
(Principal Executive Officer)

/s/ Hans Eggerstedt	/s/ Richard Walsh
Hans Eggerstedt	Richard Walsh
Non-Executive Director	Non-Executive Director

/s/ H. Frans van den Hoven	/s/ John J. Remondi
H. Frans van den Hoven	John J. Remondi
Non-Executive Director	Non-Executive Director

/s/ Robert Hawley
Robert Hawley
Non-Executive Director

Gene Gabbard
Non-Executive Director